EXHIBIT 23.1



                         CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the National Computer Systems 1989 Non-Employee Director Stock Option Plan of National Computer Systems, Inc. and subsidiaries, of our report dated March 15, 1995 with respect to the consolidated financial statements of National Computer Systems, Inc. and subsidiaries incorporated by reference in its Annual Report on Form 10-K for the year ended January 31, 1995 filed with the Securities and Exchange Commission.



                                                              ERNST & YOUNG LLP


Minneapolis, Minnesota


January 22, 1996